SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 26, 2004

                          ENERGY CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                                  333-29001-01
                            (Commission  File  Number)


                                  West Virginia
                 (State or other jurisdiction of incorporation)


                                   84-1235822
                      (IRS Employer Identification Number)


                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado 80237
              (Address of principal executive offices and zip code)

                                 (303) 694-2667
              (Registrant's telephone number, including area code)



ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     On February 26, 2004, the Company issued a press release announcing that it has commenced an asset sale offer for the purchase of up to $4 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2007 (the
"Securities"). Under the terms of the offer, the Company will purchase the Securities at a purchase price of $1,000 per $1,000 principal amount of the Securities, plus accrued and unpaid interest to but excluding such date of payment. The offer will expire at 5:00 p.m., New York City time, on March 24, 2004, unless extended. Payment for tendered Securities will be made in same day funds no later than the fifth business day following expiration of the offer. The Bank of New York will act as Depositary for the offer. A copy of the press release is attached as Exhibit 99.12.

ITEM  7.   EXHIBITS.

     Ex.  99.12     Press  Release.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  February  26,  2004      By:              /s/ John Mork
                                         ---------------------------------------
                                 Name:             John  Mork
                                 Title:  President  and  Chief Executive Officer